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                                                                March 26, 2001
Equity One ABS, Inc.
103 Springer Building
3411 Silverside Road
Wilmington, Delaware  19810

         Re:  Registration Statement on Form S-3 of Equity One ABS, Inc.
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Ladies and Gentlemen:

         We have acted as counsel to and for Equity One ABS, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a registration statement on Form S-3 (File No. 333-53404) (the "Registration Statement") relating to the issuance from time to time in series of up to $1,000,000,000 in aggregate principal amount of Asset Backed Certificates and Asset Backed Notes (the "Securities"). As set forth in the Registration Statement, each series of Securities will be issued on behalf of a trust (a "Trust Fund") to be formed pursuant to either (i) a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Company, one or more sellers of assets underlying the Securities (the "Seller" or "Sellers"), a trustee (the "Trustee") and a servicer or (ii) a trust agreement (a "Trust Agreement") among the Company, one or more Sellers and a Trustee. As set forth in the Registration Statement, each series of Securities will be issued under and pursuant to the conditions of either (i) a Pooling and Servicing Agreement or (ii) a Trust Agreement and an indenture (an "Indenture") between an indenture trustee (an "Indenture Trustee") and a Trustee. The term "Agreement," when used in this opinion letter with reference to a series of Securities, means either (i) a Pooling and Servicing Agreement or (ii) a Trust Agreement and an Indenture. The Seller(s), the Trust Fund, the Trustee and, if applicable, the Indenture Trustee (together with any other relevant parties) with respect to a series of Securities will be identified in the prospectus supplement for such series of Securities contemplated by the Registration Statement.

         With respect to the opinion set forth in paragraph 1 below, we have examined copies of the Company's Restated Certificate of Incorporation, the Company's Bylaws and forms of each Agreement (including the forms of Securities included therein), all as previously filed as exhibits to Registration Statement No. 333-24599 and Registration Statement No. 333-81237 (and incorporated by reference in the Registration Statement). With respect to the opinions set forth in paragraphs 1 and 2 below, we have examined such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

         Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

         1. When (a) an Agreement has been duly authorized, executed and delivered by all necessary action on the part of the parties to such Agreement (subject to the terms of such Agreement being otherwise in compliance with applicable law at such time), (b) a series of Securities of a Trust Fund has been duly authorized and executed by the Trustee for such Trust Fund and, if applicable, authenticated by the Indenture Trustee for such Securities in accordance with the terms of such Agreement (subject to the terms of such Securities being otherwise in compliance with applicable law at such time), and
(c) such Securities have been issued and delivered against payment therefor as described in the Registration Statement and the prospectus supplement for such Securities and in accordance with the terms of such Agreement, such series of Securities will be (i) legally and validly issued, fully paid and nonassessable and (ii) in the case of Asset Backed Notes, binding obligations of such Trust Fund.

         2. The information set forth in the prospectus forming a part of the Registration Statement (the "Prospectus") under the caption "Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences" are hereby confirmed.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than (i) with respect to the opinion set forth in paragraph 1 above, the laws of the State of Delaware (excluding choice of law principles therein) and (ii) with respect to the opinion set forth in paragraph 2 above, the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, the present positions of the Internal Revenue Service as set forth in published revenue rulings and revenue procedures, present administrative positions of the Internal Revenue Service, and existing federal judicial decisions, all of which are subject to change either prospectively or retroactively.

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         This opinion letter is given only with respect to laws and regulations presently in effect. The opinion expressed in paragraph 1 above is given also with respect to the present positions of the Internal Revenue Service as set forth in published revenue rulings and revenue procedures. We assume no obligation to advise you of any changes in law or positions of the Internal Revenue Service which may occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         The opinion expressed in paragraph 1 above is limited and qualified in all respects by the effects of general principles of equity, whether applied by a court of law or equity, and by the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus and each prospectus supplement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the U.S. Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,

                                          STRADLEY, RONON, STEVENS & YOUNG, LLP



                                          By: /s/ David R. Landrey
                                          --------------------------
                                          David R. Landrey, a Partner